Exhibit 3.1



                              CERTIFICATE OF MERGER

                                     merging

                       UNITED/NEW UNITED MERGER SUB, INC.
                            (a Delaware corporation)

                                  with and into

                              UNITEDGLOBALCOM, INC.
                            (a Delaware corporation)



     Pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL"), UNITEDGLOBALCOM, INC., a Delaware corporation, DOES HEREBY CERTIFY
THAT:

     1. The names of the constituent entities to the merger are (i) United/New United Merger Sub, Inc., a corporation organized under the laws of Delaware ("Merger Sub") and (ii) UnitedGlobalCom, Inc., a corporation organized under the laws of Delaware ("United").

     2. An agreement and plan of merger among New UnitedGlobalCom, Inc., a corporation organized under the laws of Delaware ("New United"), United and Merger Sub (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with
Section 251 of the DGCL.

     3. The surviving corporation in the merger is United, provided, that at the Effective Time of the merger, the name of the surviving corporation will be UGC Holdings, Inc.

     4. The merger will become effective as of 2:00 p.m. (EST) on January 30, 2002 (the "Effective Time").

     5. The Restated Certificate of Incorporation of United is hereby amended to read in its entirety as set forth in Exhibit A annexed hereto.

     6. The complete, executed Merger Agreement is on file at the office of the surviving corporation, located at 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237.

     7. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholders of any constituent corporation.

     IN WITNESS WHEREOF, this Certificate of Merger has been signed this 30th day of January, 2002.


                                     SURVIVING ENTITY

                                     UNITEDGLOBALCOM, INC.


                                     By: /s/ MICHAEL T. FRIES
                                         ---------------------------------------
                                         Michael T. Fries
                                         President

Exhibits omitted








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